As filed with the Securities and Exchange Commission on February 9, 2011 Registration No. (333-     )

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOPOWER OPERATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0191	27-4460232
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5379 Lyons Rd.  Suite 301, Coconut Creek, Florida 33073  |  Tel: 954-509-9830

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert Kohn |  5379 Lyons Rd., Suite 301, Coconut Creek, Florida 33073 | 954-509-9830

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:
Peter J. Gennuso, Esq.
Gersten Savage LLP
600 Lexington Avenue, 10th  Floor
New York, NY 10022
Facsimile: (212) 980-5192

Approximate date of commencement of proposed sale to the public - As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001	10,000,000	(2)	$0.50	$5,000,000	$580.50
Common Stock, par value $0.0001	16,250,000	(3)	$0.50	$8,125,000	$943.31
Common Stock, par value $0.0001, issuable upon exercise of warrant	1,000,000		$1.00	$1,000,000	$116.10
TOTAL:					$1,639.91

(1)
In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of additional shares of common stock that may be issued and resold pursuant to stock splits, stock dividends, recapitalization and other similar transactions.

(2)	Direct Public Offering.

(3)	Selling Stockholders.

(4)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted by the law of such state or jurisdiction. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

PRELIMINARY PROSPECTUS	Subject to Completion, Dated: February 9, 2011

BIOPOWER OPERATIONS CORPORATION

Up to 10,000,000 Shares of Common Stock at $0.50 per share via a Direct Public Offering

And

17,250,000 Shares of Common Stock from Existing Stockholders

This Prospectus relates to the sale of 17,250,000 shares of common stock, $0.0001 par value (“Common Shares”) of BioPower Operations Corporation, a Nevada company (“BIO”, “we”, “us”, “our”, “Company” or similar terms) by existing stockholders (the “selling stockholders”). Of these shares, up to 1,000,000 shares may be issued upon the exercise of a warrant at $1.00 per share. In addition, we are offering on a best efforts basis up to 10,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers, for up to ninety (90) days following the date of this Prospectus. If all shares being offered by the Company are sold, the Company would receive an aggregate of $5,000,000. The offering price is $0.50 per share for the Company shares being offered pursuant to this Prospectus. The shares being offered by the selling stockholders will be sold at $0.50 per share until such time as the Company’s shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices.

Direct Public Offering

The 10,000,000 shares of common stock being registered directly by the Company is a best efforts offering of Common Shares by the Company for up to ninety (90) days following the date of this Prospectus.  No public market currently exists for the securities being offered. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.50 per share. There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. There is no arrangement to place the proceeds from this Offering in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.

The Offering is being conducted on a self-underwritten, best efforts basis, which means certain of our officers and directors will attempt to sell the shares.  Our officers or directors are neither registered broker-dealers nor affiliates of registered broker-dealers. This Offering will permit our officers and directors to sell the shares directly to the public, with no commission payable to them for any shares they may sell.  In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered at a fixed price of $0.50 per share for a period of ninety (90) days from the date of this Prospectus, unless extended by our board of directors for an additional ninety (90) days.

Should the Company be successful in selling the 10,000,000 shares, it will receive $5,000,000 in proceeds. There can be no assurance that we will sell all or any of the shares being offered.  If we are unable to sell all of the shares, our ability to implement the business plan as identified in this Prospectus may be materially and adversely affected, as is further identified under the Use of Proceeds section commencing on Page 10.

We are a development stage company and have just recently commenced operations. Any investment in the common shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for us which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Selling Stockholders

The Selling Stockholders may sell their shares at a fixed price of $0.50 per share (until such shares are quoted on the OTC Bulletin Board and thereafter at such prevailing market prices) utilizing any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) privately negotiated transactions; (v) to cover short sales after the date the registration statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission; (vi) a combination of any such methods of sale; and (vii) any other method permitted pursuant to applicable law.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Subsequent to the initial filing date of this registration statement on Form S-1, in which this Prospectus is included, we intend to have an application filed on our behalf by a market maker for approval of our common stock for quotation on the Over-the-Counter Bulletin Board (“OTC-BB”) quotation system.  No assurance can be made, however, that we will be able to locate a market maker to submit such application or that such application will be approved.

The Company is currently in the development stage and there can be no assurance that the Company will be successful in furthering its operations.  Persons should not invest unless they can afford to lose their entire investment.   Before purchasing any of the Common Shares covered by this Prospectus, carefully read and consider the risk factors included in the section entitled “Risk Factors” beginning on Page 3.   These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain the loss of their entire investment.  There is currently no public trading market for the securities.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February     , 2011

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	3
Risks Relating to our Business	3
Risks Relating to our Common Shares and the Trading Market	7
Forward Looking Statements	10
Use of Proceeds	10
Determination of Offering Price	12
Dilution	12
Selling Security Holders	14
Plan of Distribution	16
Description of Securities to be Registered	18
Interests of Named Experts and Counsel	18
Information with Respect to the Registrant	19
Description of Business	19
Description of Property	24
Legal Proceedings	24
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	24
Management’s Discussion and Analysis of Financial Condition and Results of Operations	26
Directors, Executive Officers, Promoters and Control Persons	28
Executive Compensation, Corporate Governance	29
Security Ownership of Certain Beneficial Owners and Management	30
Transactions with Related Persons, Promoters and Certain Control Persons	31
Director Independence	32
Material Changes	32
Incorporation of Certain Information by Reference	32
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	33
Financial Statements	34

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus is accurate as of the date in the front of this Prospectus only. Our business, financial condition, results of operations and Prospectus may have changed since that date.

We obtained statistical data, market data and other industry data and forecasts used throughout this Prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.

i

PROSPECTUS SUMMARY

Prospective investors should consider carefully the information discussed under Risk Factors and Use of Proceeds sections, commencing on Page 3 and Page 10, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

BioPower is a development stage renewable energy company, focused on growing biomass energy crops including trees and bamboo (“biomass feedstock”) to be converted into electricity and biofuels.  We intend to operate our Company through three wholly-owned subsidiaries, BioPower Corporation, Global Energy Crops Corporation and Green Oil Plantations Americas Inc. BioPower Corporation has the exclusive license for the United States, Central America, Guam, Mexico and Cuba from Clenergen Corporation to utilize their biomass growing technologies. Clenergen Corporation is a public company which utilizes a tree adapation  technology applied to selected tree species, namely, Paulownia and Melia dubia and a grass Beema Bamboo. This process increases biomass yields by shortening the typical growth cycle resulting in up to a 40% increase over the normal growth rate of trees and grass.   Green Oil Plantations Americas has the exclusive license for North, Central, South America and the Caribbean from Green Oil Plantations Ltd. and their affiliates to utilize their biomass growing technologies and turnkey project management to grow biomass energy crops.  As a development stage company, our plan is to grow energy crops  by (1) acquiring land, (2) joint venturing with land owners who have land which cannot grow food and would like to grow energy crops and (3) joint venturing with investors looking to acquire land and grow energy crops.  We then intend to sell the biofuels and sell biomass feedstock for the generation of electricity.

Through this Offering, we are seeking to raise on a best efforts basis up to $5,000,000 from the sale of 10,000,000 shares of common stock at $0.50 per share.  This is the maximum amount, and there is no minimum amount.  We have no intention to return any funds raised to investors if the maximum amount is not raised.

We will use our best efforts to raise the entire $5,000,000 under this Offering in order to proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  As a specific example, should we only be able to raise 25% of the amount being sought, we anticipate we will have only very limited working capital, and would therefore be required to raise additional funds.  If we are unable to do so, our entire business could fail.

Should we be successful in raising the entire $5,000,000, and together with our existing cash in hand, we will have sufficient resources to commence the implementation of our business plan, including the project development of our first growing location and putting together the project finance elements necessary for normal project finance.

We have elected to make this public Offering of securities to raise the funds that are necessary to establish our project development operations for growing biomass energy crops in the United States, Central America, Mexico, Guam, Cuba and other countries.  Our decision to finance our operations through this Offering is based on a presumption that we will be more successful by offering securities under an effective registration statement than through a private offering of equity or through debt financing.  There can be no assurance that we will sell all or any of the shares being offered, and if we are unable to sell all of the shares, our ability to implement the plan of operations as identified in this Offering may be materially and adversely affected as further identified under the Use of Proceeds section commencing on Page 10.

Following is a brief summary of this Offering:

Securities being offered:
Up to 27,250,000 shares of common stock, par value $0.0001, of which 10,000,000 shares are part of the direct public offering, and 17,250,000 are being offered for sale by existing stockholders, including up to 1,000,000 shares which may be issued upon exercise of a warrant for the purchase of 1,000,000 shares of our common stock at $1.00 per share.

Offering price per share:	$0.50

Offering period:	The shares are being offered for a period not to exceed 90 days from the effectiveness of this Prospectus, unless extended by our Board of Directors for an additional 90 days.

Net proceeds to us:
$5,000,000, based on the maximum 10,000,000 shares being sold. There is no assurance that we will be successful in selling this entire amount.  Furthermore, there is no minimum amount of shares that may be sold under this Offering, and we have no intention to return funds raised  to investors should we sell lesser amounts than the maximum, even if the amounts raised are not sufficient to fully undertake our plan as identified in this Prospectus.

The Company will not receive any proceeds from the sale of shares by the selling stockholders. However, the Company may receive up to $1,000,000 in the event that the warrant described herein is exercised for the purchase of 1,000,000 shares of our common stock.

Use of proceeds:
If we are successful in raising the entire $5,000,000, we intend to use the proceeds to pay administrative and legal costs, further the implementation of our business plan, and to provide additional working capital to the Company.

If we are unsuccessful in raising the entire amount under this Offering our ability to implement the business plan as identified in this Prospectus may be materially and adversely affected. Refer to Use of Proceeds section commencing on Page 10 for additional information.

Number of shares outstanding before the Offering:	90,250,000
Number of shares outstanding after the Offering if all the shares are sold:	100,250,000

Our principal executive offices are located at 5379 Lyons Road, Suite 301, Coconut Creek, Florida 33073.  Our telephone number is (954) 509-9830. Our website address is www.biopoweroperations.com. The information on or accessible through our website is not part of this Prospectus.

RISK FACTORS

An investment in our securities should be considered highly speculative due to various factors, including the nature of our business and the present stage of our development.  An investment in our securities should only be undertaken by persons who have sufficient financial resources to afford the total loss of their investment.  In addition to the usual risks associated with investment in a business, you should carefully consider the following known material risk factors and all other information contained in this Prospectus before deciding to invest in our Common Stock.  If any of the following risks occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Relating to our Business

We are subject to a going concern opinion from our independent auditors.

Our independent auditors have added an explanatory paragraph to their audit issued in connection with the financial statements for the period ended November 30, 2010, relative to our ability to continue as a going concern.  We had a working capital deficit of ($1,333) and we had a deficit accumulated during the development stage of ($1,334), as at November 30, 2010. Because our auditors have issued a going concern opinion, it means there is substantial uncertainty we will continue operations in which case you could lose your investment.  The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue our business. As such we may have to cease operations and investors could lose their entire investment.

We have limited operating history and have earned no revenues to date.

We have limited operating history and no revenues.  We expect to incur losses at least in the first year, and possibly beyond, due to significant costs associated with our business development, including costs associated with our operations. There can be no assurance that we will be able to successfully implement our business plan, or that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations.  Further, we can give no assurance that we will attain or thereafter sustain profitability in any future period. Since our resources are presently very limited, insufficient future revenues would result in termination of our operations, as we cannot sustain unprofitable operations, unless additional equity or debt financing is obtained.

We have no profitable operating history, are competing with well-established companies in our business sector, and may never achieve profitability.

The Company intends to commence operations in February  2011 and to date has been focused on raising money and filing this registration statement. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, undercapitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies and unanticipated difficulties regarding the marketing and sale of our products. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

We need to obtain a significant amount of debt and/or equity capital to commence acquiring land, growing trees and bamboo and providing management of the biomass operations, which we may not be able to obtain on acceptable terms or at all.

We will require additional capital to fund our business and development plan, including the acquisition of land and planting and management of biomass energy crops (“biomass operations”).  In addition, once these farms have been planted, we will have to fund the start-up operations of these biomass operations until, if ever, the biomass is sold and generates sufficient cash flow. We may also encounter unforeseen costs that could also require us to seek additional capital. As a result, we expect to seek to raise additional debt and/or equity funding. The full and timely development and implementation of our business plan and growth strategy will require significant additional resources, and we may not be able to obtain the funding necessary to implement our growth strategy on acceptable terms or at all. An inability to obtain such funding would prevent us from planting any tree farms or plantations.  Furthermore, our plantation strategy may not produce revenues even if successfully funded. We have not yet identified the sources for the additional financing we require and we do not have commitments from any third parties to provide this financing. We might not succeed, therefore, in raising additional equity capital or in negotiating and obtaining additional and acceptable financing. Our ability to obtain additional capital will also depend on market conditions, national and global economies and other factors beyond our control. We might not be able to obtain required working capital, the need for which is substantial given our business and development plan. The terms of any future debt or equity funding that we may obtain may be unfavorable to us and to our stockholders.

        We have limited financial and management resources to pursue our growth strategy.

Our growth strategy may place a significant strain on our management, operational and financial resources. We have negative cash flow from operations and continue to seek additional capital. We will have to obtain additional capital either through debt or equity financing to continue our business and development plan. There can be no assurance, however, that we will be able to obtain such financing on terms acceptable to our company.

If we raise additional funds through the issuance of equity or convertible securities, these new securities may contain certain rights, preferences or privileges that are senior to those of our common shares. Additionally, the percentage of ownership of our company held by existing shareholders will be reduced.

We will be dependent on third parties for expertise in the management of our Biomass plantations and any loss or impairment of these relationships could cause delay and added expense. In addition, we currently have no binding definitive agreements with such parties and their failure to perform could hinder our ability to generate revenues.

The number of biomass plantation management companies with the necessary expertise to manage the biomass plantations is limited. We will be dependent on our relationships with third parties for their expertise. Any loss of, or damage to, these relationships, particularly during the planting and start-up period for the plantation(s), may significantly delay or even prevent us from continuing operations at these plantations and result in the failure of our business. The time and expense of locating new plantation management companies could result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and significantly damage our competitive position in the industry.

We will be required to hire and retain skilled technical and managerial personnel.

Personnel qualified to operate and manage our future plantations and product sales are in great demand. Our success depends in large part on our ability to attract, train, motivate and retain qualified management and skilled employees, particularly managerial, technical, sales, and marketing personnel, technicians, and other critical personnel. Any failure to attract and retain the highly-trained managerial and technical personnel may have a negative impact on our operations, which would have a negative impact on our future revenues. There can be no assurance that we will be able to attract and retain skilled persons and the loss of skilled technical personnel would adversely affect our company.

 We are dependent upon our officers for management and direction, and the loss of any of these persons could adversely affect our operations and results.

We are dependent upon our officers for execution of our business plan, especially Mr. Robert Kohn, our Chief Executive Officer, Secretary and a Director. The loss of Mr. Kohn or any of our other officers could have a material adverse effect upon our results of operations and financial position. We do not maintain “key person” life insurance for any of our officers. The loss of any of our officers could delay or prevent the achievement of our business objectives.

Delays or defects could result in delays in our proposed future production and sale of energy from Biomass and negatively affect our operations and financial performance.

Projects often involve delays for a number of reasons including delays in obtaining permits, delays due to weather conditions, or other events. Also, any changes in political administrations at each level that result in policy changes towards energy produced from Biomass could also cause delays. If it takes us longer to plant our proposed plantations, our ability to generate revenues could be impaired. In addition, there can be no assurance that defects in materials and/or workmanship will not occur. Such defects could delay the commencement of operations of the plantation or cause us to halt or discontinue the plantations operation or reduce the intended production capacity. Halting or discontinuing plantation operations could delay our ability to generate revenues.

Our proposed plantation sites may have unknown environmental problems that could be expensive and time consuming to correct which may delay or halt planting and delay our ability to generate revenue.

Liability costs associated with environmental cleanups of contaminated sites historically have been very high as have been the level of fines imposed by regularity authorities upon parties deemed to be responsible for environmental contamination. If contamination should take place for which we are deemed to be liable, potentially liable or a responsible party, the resulting costs could have a material effect on our business. This risk is mitigated by our program of supplying organic fertilizer and pesticides to each location where we are cultivating trees and/or bamboo for the purpose of Biomass.

We may encounter hazardous conditions at or near each of our proposed facility sites that may delay or prevent planting at a particular location.  If we encounter a hazardous condition at or near a site, work may be suspended and we may be required to correct the condition prior to continuing the plantation. The presence of a hazardous condition would likely delay or prevent planting at a particular location and may require significant expenditure of resources to correct the condition.  If we encounter any hazardous condition during planting, estimated sales and profitability may be adversely affected.

Changes in environmental regulations or violations of the regulations could be expensive and hinder our ability to operate profitably.

We are and will continue to be subject to extensive air, water and other environmental regulations and will need to maintain a number of environmental permits to plant and operate our future plantations. If for any reason, any of these permits are not granted, costs for the plantations may increase, or the plantations may not be planted at all. Additionally, any changes in environmental laws and regulations could require us to invest or spend considerable resources in order to comply with future environmental regulations. Violations of these laws and regulations could result in liabilities that affect our financial condition and the expense of compliance alone could be significant enough to reduce profits.

Our joint ventures and strategic alliances may not achieve their goals.

We expect to rely on joint ventures and strategic alliances for land acquisition and development, plantation, planting, growing and management, sale and marketing of products, funding of projects and project development. Even if we are successful in forming these alliances, they may not achieve their goals.

Dependence upon our officers without whose services Company Operations could cease.

At this time two of our officers in particular, Robert Kohn and Dale Shepherd, both of whom have extensive experience in the energy and fuels business, are primarily responsible for the development and execution of our business plan.  Both individuals have long-term employment contracts with the Company commencing January and February, 2011, respectively, however after 5 years and 2 years, respectively, these contracts may be terminated by the officers, with payout provisions applicable.  If either of our two officers should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford.  Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment. We do not maintain “key person” life insurance for any of our officers and will be implementing a D&O Insurance policy in the near future.

Because there is no minimum share sale requirement, it is possible that we will fail to adequately fund our operations even if we raise some funds from this Offering.

This Offering is not subject to any minimum share sale requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.  If we fail to sell the entire amount under this Offering, we may never be able to adequately fund our operations and your investment would be lost. Please refer to the Use of Proceeds section starting on Page 10 for additional information on, and risks associated with, different levels of success in our funding efforts.

We do not have a traditional credit facility with a financial institution. This absence may adversely impact our operations.

We do not have a traditional credit facility with a financial institution, such as a working line of credit. The absence of a facility could adversely impact our operations, as it may constrain our ability to have the working capital for inventory purchases or other operational requirements. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and project development efforts.  Without credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of sales could adversely affect our financial condition.

No assurance can be given that we will be able to successfully achieve a critical mass of sales in order to cover our operating expenses and achieve sustainable profitability.  Without such critical mass of sales, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Other companies with greater resources and operating experience offer products similar to or the same as the products we sell.

We intend to operate in a very competitive industry with many established and well-recognized competitors. These competitors range from large, international oil companies such as Shell, Exxon-Mobil, BP, who have announced plans to create renewable energy projects and International Paper to smaller renewable energy companies and tree growing companies. Most of our competitors (including all of the competitors named above) have substantially greater market leverage, distribution networks, and vendor relationships, longer operating histories and industry experience, greater financial, technical, sales, marketing and other resources, more name recognition and larger customer bases than we do and potentially may react strongly to our marketing efforts. Other competitive responses might include, without limitation, intense and aggressive price competition and offers of employment to our key marketing or management personnel. We may not be successful in the face of increasing competition from existing or new competitors, or the competition may have a material adverse effect on our business, financial condition and results of operations.  If we are not successful in competing with our competitors, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our future sales and marketing efforts may not lead to sales of our products.

Our sales and marketing efforts have not yet commenced, and we believe we will have to establish significant sales and marketing capabilities in order to establish sufficient awareness to launch broader sales of our energy products. There can be no assurance that we will be able to expand our sales and marketing efforts to the extent we believe necessary or that any such efforts, if undertaken, will be successful in achieving substantial sales of our products.  If we are unable to expand our sales and marketing efforts, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

The average selling prices of our products, and our gross margins resulting from the sale of such products, may decline as a result of industry trends, competitive pressures and other factors.

The renewable energy industry has experienced a significant shift in awareness due to a number of factors, particularly competitive and macroeconomic pressures and shortages of oil in the future. Our competitors have announced spending billions of dollars on tree and bamboo growing programs.  This may lower sales prices from time to time in order to gain market share or create more demand. We may have to reduce the sales prices of our products in response to such intense pricing competition, which could cause our gross margins to decline and may adversely affect our business, operating results or financial condition.  If we cannot maintain adequate profit margins on the sales of our products, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our failure to manage growth effectively could impair our success.

In order for us to expand successfully, particularly to fulfill our vision of having billions of dollars of energy crops growing, management will be required to anticipate the changing demands of a growth in operations, should such growth occur, and to adapt systems and procedures accordingly. There can be no assurance that we will anticipate all of the changing demands that a potential expansion in operations might impose. If we were to experience rapid growth, we might be required to hire and train a large number of sales and support personnel, and there can be no assurance that the training and supervision of a large number of new employees would not adversely affect the high standards that we seek to maintain. Our future will depend, in part, on our ability to integrate new individuals and capabilities into our operations, should such operations expand in the future, and there can be no assurance that we will be able to achieve such integration. Failure to manage growth effectively during an expansion in our operations (should such an expansion occur) could adversely affect our business, financial condition and results of operations.

Changes in generally accepted accounting principles could have an adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

New investors will not have any voice in our management, which could result in decisions adverse to them.

Should this Offering be fully subscribed, our directors and officers collectively own or have the right to vote approximately 33.8% of our then outstanding Common Shares. In addition, on January 28, 2011, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation of Series A Preferred Stock. The Certificate was approved by the Board and did not require shareholder vote.  The Certificate created a new class of preferred stock known as Series A Preferred Stock. There is one share designated as Series A Preferred Stock. One share of Series A Preferred Stock is entitled to 50.1% of the outstanding votes on all shareholder voting matters. Series A Preferred Stock has no dividend rights and no rights upon a liquidation event.  On January 31, 2011, the Company issued one share of Series A Preferred Stock to China Energy Partners, LLC, an entity controlled by Mr. Robert Kohn, our Chief Executive Officer and a Director and Ms. Bonnie Nelson, a Director, with each owning 50% of that entity.  Through this entity, Mr. Kohn and Ms. Nelson are empowered with supermajority voting rights despite the amount of outstanding voting securities they each own.

As a result they will have the ability to control substantially all matters submitted to our stockholders for approval including:

-	election of our board of directors;

-	removal of any of our directors;

-	amendment of our Articles of Incorporation or By-laws; and

-	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

In addition, sales of significant amounts of shares held by selling stockholders, or the prospect of these sales, could adversely affect the market price of our Common Shares. Preferred stock and common stock ownership of our principal stockholders and our officers and directors may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the Securities and Exchange Commission (the “SEC”), have imposed various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time consuming and costly. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

Section 404 of the Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. As a smaller reporting company, while we are not required to obtain the attestation of our accounting firm regarding the effectiveness of our internal control over financial reporting, our management is still required to assess the effectiveness of such internal controls. If we are unable to comply with the requirements of Section 404 in a timely manner or if we are not able to remediate any deficiencies, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we do not use the proceeds from the offering in an efficient manner, our business may suffer.

Our management will retain broad discretion as to the use and allocation of the net proceeds from this offering, which allocation may be revised from time to time in response to certain contingencies discussed herein. Accordingly, our investors will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of the net proceeds from this offering. We cannot guarantee that we will make the most efficient use of the net proceeds from this offering or that you will agree with the way in which such net proceeds are used. Our failure to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition. See the Use of Proceeds section commencing on Page 10.

Risks Relating to our Common Shares and the Trading Market

We may, in the future, issue additional Common Shares which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 Common Shares with par value of $0.0001 per share and 10,000 shares of Preferred Stock with par value of $1.00 per share. The future issuance of our authorized Common Shares and Preferred Stock, to the extent that it is convertible into shares of common stock, may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.  We may value any Common Shares issued in the future on an arbitrary basis. The issuance of Common Shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the Common Shares held by our investors, and might have an adverse effect on any trading market for our Common Shares.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development.  We are seeking to commence a new business in the highly competitive renewable energy industry, and we have yet to establish or operate our first planned energy crop growing operation.  Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short to medium term.  Any profitability in the future from our business will be dependent upon our successfully implementing our business plan, which itself is subject to numerous risk factors as set forth herein.  Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to undertake our business operations.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  We intend to have a market maker apply for admission to quotation of our Common Shares on the OTC Bulletin Board.  If for any reason our Common Shares are not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Shares may have difficulty selling their shares should they desire to do so.  No market makers have committed to becoming market makers for our Common Shares and it may be that none will do so.

Our Common Shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended.  For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

If our shares are accepted for quotation on the OTC Bulletin Board, it is anticipated that our Common Shares will be regarded as a “penny stock”, since our shares aren’t to be listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the Common Shares and may severely and adversely affect the ability of broker-dealers to sell the Common Shares.

United States securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this Offering.

Secondary trading in Common Shares sold in this Offering will not be possible in any state in the U.S. unless and until the Common Shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying the Common Shares for secondary trading, or identifying an available exemption for secondary trading in our Common Shares in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the Common Shares in any particular state, the Common Shares could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our Common Shares, the market for the Common Shares could be adversely affected.

We have not and do not intend to pay any cash dividends on our Common Shares, and consequently our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.  We have not, and do not, anticipate paying any cash dividends on our Common Shares in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees .

The Company’s certificate of incorporation contains a specific provision that eliminates the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

If we do not comply with the state regulations in regard to the sale of these securities or find an exemption therefrom there may be potential limitations on the resale of your stock.

With few exceptions, every offer or sale of a security must, before it is offered or sold in a state, be registered or exempt from registration under the securities, or blue sky laws, of the state(s) in which the security is offered and sold. Similarly, every brokerage firm, every issuer selling its own securities and an individual broker or issuer representative (i.e., finder) engaged in selling securities in a state, must also be registered in the state, or otherwise exempt from such registration requirements. Most states securities laws are modeled after the Uniform Securities Act of 1956 ("USA"). To date, approximately 40 states use the USA as the basis for their state blue sky laws.

However, although most blue sky laws are modeled after the USA, blue sky statutes vary widely and there is very little uniformity among state securities laws. Therefore, it is vital that each state's statutes and regulations be reviewed before embarking upon any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state. While we intend to review the blue sky laws before the distribution of any securities in a particular state, should we fail to properly register the securities as required by the respective states or find an exemption from registration, then you may not be able to resell your stock once purchased.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in the Risk Factors section and elsewhere in this Prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, or changes in general economic conditions and those other factors set out in this Prospectus.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. The forward-looking statements contained in this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, referred to herein as the Securities Act.

USE OF PROCEEDS

We plan to raise up to $5,000,000 dollars from the sale of 10,000,000 shares of common stock at $0.50 per share.  This Offering has a maximum amount of $5,000,000 dollars and no minimum.  We have no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

All proceeds from the sale of the 16,250,000 shares from the selling stockholders will be paid directly to those stockholders, and the Company will not receive proceeds therefrom. However, we may receive proceeds from the exercise of the warrant to purchase 1,000,000 common shares if and to the extent that such warrant is exercised by the selling stockholder.

We will use our best efforts to raise the entire $5,000,000 under this Offering in order to fully proceed with our business plan.  However, should we not be successful in doing so, we will be required to adjust our business plan according to the amounts raised, which may have a material and adverse effect on our operations.  The following table outlines our planned use of proceeds based on different percentages of shares sold and the corresponding proceeds raised:

	Use of Proceeds based on % of Offering sold / Net Proceeds Raised
Use of Proceeds	25% / $1,250,000	50% / $2,500,000	75% / $3,750,000	100% / $5,000,000
Establishment of permanent corporate headquarters	$50,000	$50,000	$50,000	$50,000
Project development costs for energy crop growing operations	$1,000,000	$1,000,000	$2,250,000	$3,250,000
Working capital from Proceeds of Offering	$200,000	$950,000	$1,450,000	$1,700,000
Plus, existing Working Capital:	$300,000	$300,000	$300,000	$300,000
Total Working Capital after Offering:	$500,000	$1,750,000	$1,750,000	$2,000,000

In the event we are able to sell only 25% of the shares under this Offering, we believe we have sufficient funds from our proceeds raised to allocate the $1,000,000 required to commence project development for our first biomass operation.   We would pay costs associated with setting up corporate headquarters. We would seek to raise the remaining $3,750,000 identified as being optimal for establishing our operations.  Under this scenario we will have more limited working capital and limited revenues and therefore there is a chance of our business failing. Our officers would accrue, but not be paid, a salary in this circumstance.

Should we only be able to sell 50% of the shares under this Offering we would expend the funds as detailed above to set up the corporate office, project development costs for energy crop growing operations and to commence operations.     Our working capital would in this situation be approximately $1,750,000 total. While the raise of $2,500,000 is sufficient to start project development of our initial energy crop growing operations and generally operate the Company for the first year, we will not have raised enough capital to be in a position to support or develop additional energy crop growing operations.  We would therefore seek to raise the remaining $2,500,000 as soon as possible, in order to continue our business plan fully.  We believe that by having sufficient funds to develop a first operating biomass operation, it will be somewhat easier to raise the remaining funds.  However, there is no assurance we will be successful in doing so.  If we are unable to raise the funds, we will be in a position whereby a substantial amount of funds has been invested into establishing a single location and we won’t have a solid foundation for further growth and expansion, which would make it more difficult to achieve profitability in the future, if ever.

If we are able to sell 75% of the shares under the Offering, we believe that we will have sufficient funds to generally effect our business plan and develop an energy crop growing operation.   We would still seek to raise the remaining $1,250,000, and we believe this should be less challenging to accomplish, though there is no assurance of success.  If we cannot raise the required funds, we won’t have a solid foundation for further growth and expansion, which would make it more difficult to achieve profitability in the future, if ever.

In any of the three scenarios presented representing our not selling 100% of the shares under the Offering, while we will be able to advance our business plan to varying degrees, we will be required to raise additional capital in some manner that we have not yet identified, in order to achieve the level of progress in our business plan identified in the 100% scenario.  If we are unsuccessful in doing so, the risks to an investor in this Prospectus are increased, particularly in the 25% and 50% scenarios.  In all these situations, management will accrue but will not be paid their salary until $2,500,000 has been raised either through the Offering or in some other fashion.

Should we raise the entire $5,000,000 we are seeking from this Offering, we will have sufficient funds for our operations for the twelve month period following the completion of this Offering (“Initial Period”), inclusive of having paid $50,000 towards our permanent corporate headquarters and $3,250,000 towards our project development costs.  Our working capital would then be $1,700,000 plus the approximately $300,000 working capital already on hand.  This is expected to be sufficient to start-up and operate project development costs for our first biomass operation during the Initial Period.  If our operations do not generate sufficient revenue, and profitability, within the Initial Period, we would be required to raise additional funds, for which we have not identified any sources at this time.

As of November 30, 2010, our period end, our wholly-owned subsidiary, BioPower Corporation, had raised $1 through the sale of  10,000 shares of our common stock and secured a loan of $19,999 from our CEO and a Director which such shares have been cancelled as of January 5, 2011 and are not being registered as part of this Prospectus.

Subsequent to our period end, we accepted subscription agreements on February 2, 2011 for the sale of 1,200,000 shares of our common stock at a price of $0.25 per share with no commissions paid, for total proceeds of $300,000.   From this total of $300,000, $15,000 has been expended towards the preparation of our Registration Statement. As of the date of this filing, we have approximately $300,000 cash in hand.

DETERMINATION OF OFFERING PRICE

There is no established market for our stock. The offering price for shares sold pursuant to this Offering is set at $0.50 per common share. To date, we have issued a total of 90,250,000 common shares, 85,100,000 common shares of which were sold at an average price of $0.0061 per share, for total gross proceeds of $308,310.

The $0.50 price of the shares that are being offered, that being the 10,000,000 direct issue shares, was arbitrarily determined in order for us to raise up to a total of $5,000,000 in this Offering through the direct issue.

The shares being offered by the selling stockholders will be sold at $0.50 per share until such time as the Company’s shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices.

The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

-	our cash requirements;- the proceeds to be raised by the Offering;

-	our lack of operating history; and

-	the amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing stockholders.

The offering price stated in this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

There are no warrants, rights or convertible securities associated with this Offering.

DILUTION

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

We are offering shares of our common stock for $0.50 per share through this Offering. At November 30, 2010 our net tangible book value was ($1,333). We have adjusted the Net tangible book value to reflect the following stock sales. In 2011, founding shareholders of the Company purchased a total of 83,900,000 shares of our common stock for $8390. In addition, we have sold an additional 1,200,000 shares of our common stock at a price of $0.25 per share with no commissions paid, for total proceeds of $300,000. Of the total 85,100,000 shares sold, the average selling price was $0.0036 per share. 5,150,000 shares were issued at no cost for agreements for services and an exclusive license. We have 90,250,000 shares outstanding prior to the offering.

Following is a table detailing dilution to investors if 25%, 50%, 75%, or 100% per cent of the Offering is sold.

	25%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	$0.0030	$0.0030	$0.0030	$0.0030
Net Tangible Book Value Per Share After Stock Sale	$0.0151	$0.0277	$0.0401	$0.0525
Increase (Decrease) in Net Book Value Per Share Due to Stock Sale	$0.0125	$0.0249	$0.0374	$0.0499
Immediate Dilution (subscription price of $.50 less net tangible book value per share)	$0.4970	$0.4970	$0.4970	$0.4970

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)	$0.50
Net tangible book value per Share before Offering (2)	$0.0000
Net tangible book value per Share after Offering (3), (4)	$0.0525
Increase Attributable to purchase of Stock by New Investors (5)	$0.0525
Immediate Dilution to New Investors (6)	$0.5000
Percent Immediate Dilution to New Investors (7)	100.00%

(1)	Offering price per equivalent common share.

(2)
The net tangible book value per share before the Offering is determined by dividing the number of shares of common stock outstanding into our net tangible book value at 11/30/2010 plus the $308,390 received from sales of stock in 2011.

(3)
The net tangible book value after the Offering is determined by adding the net tangible book value before the Offering to the estimated proceeds to us from the current Offering less the remaining Prospectus preparation costs of $40,250.  The net tangible book value before the Offering, as at February 7, 2011, was determined by including the $5,000,000 of new capital, less $40,250 for payment of the costs of preparing the Prospectus.

(4)
The net tangible book value per share after the Offering is determined by dividing the number of shares that will be outstanding after the Offering into the net tangible book value after the Offering as determined in Note 3.

(5)
The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the Offering and subtracting from it the net tangible book value per share before the Offering.

(6)	The dilution to new investors is determined by subtracting the net tangible book value per share after the Offering from the public offering price, giving a dilution value.

(7)	The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

Following is a comparison of the differences of your investment in our shares with the share investment our existing stockholders.

The existing stockholders have purchased a total of 85,100,000 common shares for an aggregate amount of $308,310 or an average cost of approximately $0.0036 per share.  Your investment in our shares will cost you $0.50 per share.  In the event that this Offering is fully subscribed, the net tangible book value of the stock held by the existing stockholders will increase by $0.0532 per share, while your investment will decrease by $0.497 per share. If this Offering is fully subscribed, the total capital contributed by new investors will be $5,000,000.  The percentage of capital contribution will then be 5.81% for the existing stockholders and 94.2% for the new investors.  The existing stockholders will then hold, as a percentage, 84.89% of our issued and outstanding shares, while the new investors will hold, as a percentage, 9.98%.

SELLING STOCKHOLDERS

The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this Prospectus. The owners of the shares to be sold by means of this Prospectus are referred to as the “selling stockholders”. The selling stockholders acquired their shares from us in privately negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	at a fixed price of $0.50 per share until such time as, and if, the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices;

-	privately negotiated transactions;

-	to cover short sales after the date the registration statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission;

-	a combination of any such methods of sale; and

-	any other method permitted pursuant to applicable law.

In competing sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither, we nor the selling stockholders can presently estimate the amount of such compensation. Any broker/dealers who act in connection with the sale of the shares will be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling stockholders enters into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this Prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this Prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

The selling stockholders have been advised that any securities broker/dealers or others who will be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling stockholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this Offering.

Notwithstanding, certain selling stockholders have entered into a lockup agreement with the Company effectively restricting them from transferring some or all of their common stock for a period of one-year without the prior written consent of the Company, which consent may be unreasonably withheld. Subsequent to the one year lockup period, the selling stockholder may sell its common stock every calendar quarter in an amount equal to no more than one percent (1%) of the Company’s issued and outstanding shares of common stock; provided, however, that the selling stockholder shall not be permitted to make any transfer, or portion thereof, that would exceed twenty percent (20%) of the average weekly reported volume of trading of the Company’s common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the calendar week preceding the Transfer.  Moreover, as per the lockup agreement, prior to any transfer, the selling stockholder must first offer its shares of common stock to be sold to the Company and allow the Company to purchase such shares at a price that is ninety percent (90%) of the average closing price for the Company’s Common Stock, as reported or quoted on its principal exchange or trading market, for the consecutive five (5) trading days prior to the transfer notice given to the Company.

The following table sets forth information concerning the selling stockholders, including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of February 2, 2011. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder	Position, Office or Other Material Relationship	Total Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares to be Offered for the Account of the Selling Stockholder (2)	Number of Shares to be Owned after this Offering (2)(17)	Percentage to be Beneficially owned after this Offering (3)

Common Stock

Fox Irrevocable Trust (4)	See footnote	4,150,000	1,500,000	2,650,000	2.64%
Marvin Friedman	None	50,000	50,000	0	0
Ford Irrevocable Trust (5)	See footnote	4,150,000	1,000,000	3,150,000	3.14%
West Coast Florida Farms Inc. (6)	See footnote	3,000,000	2,500,000	500,000	0.50%
Midnight Sun Global Trading (7)	None	2,500,000	2,500,000	0	0
Noslen LLC (8)	See footnote	4,150,000	500,000	3,650,000	3.64%
E10 ST LLC (9)	See footnote	4,150,000	800,000	3,350,000	3.34%
JB Persistance LLC (10)	See footnote	4,150,000	200,000	3,950,000	3.94%
David B Cohen Family 2011 IRR Tr (11)	See footnote	4,150,000	500,000	3,650,000	3.64%
Cohen Family 2011 IRR Tr (12)	See footnote	4,150,000	500,000	3,650,000	3.64%
Marnie Cohen (13)	See footnote	3,000,000	2,500,000	500,000	0.50%
J & JP LLC (14)	None	100,000	100,000	0	0
Richard Reiner	None	100,000	100,000	0	0
Robert Reiner	None	100,000	100,000	0	0
David Samuels	None	100,000	100,000	0	0
Russell Grossman IRR Trust (15)	None	800,000	800,000	0	0
Constellation Asset Management LLC (16)	None	4,150,000	2,500,000	1,650,000	0 1.65%
Total Shares		42,950,000	16,250,000	26,700,000

(1)	Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

(2)	This table assumes that each selling stockholder will sell the shares offered for sale by it under this registration statement. Selling stockholders are not required to sell their shares.

(3)
Based on 90,250,000 shares of Common stock issued and outstanding as of February 2, 2011, and assumes that all 10,000,000 shares of Common Stock registered for resale by this Offering have been sold, for a total of 100,250,000 shares.

(4)	The trustee of the Fox Irrevocable Trust is Janet Fox Kohn, the wife of Mr. Robert Kohn, the CEO and Chairman of the Company. Mr. Kohn is not a beneficiary of the Trust and disclaims beneficial ownership of the shares of common stock owned by the Trust.

(5)	The trustee of the Ford Irrevocable Trust is Jessica Leopold, the daughter of Mr. Robert Kohn, the CEO and Chairman of the Company. Mr. Kohn is not a beneficiary of the Trust disclaims beneficial ownership of the shares of common stock owned by the Trust.

(6)	The Managing member of West Coast Florida Farms LLC is Jeffery Kohn, who has no relation to Mr. Robert Kohn, the CEO and Chairman of the Company. Mr. Jeffrey Kohn has voting and dispositive control over the shares of common stock held by West Coast Florida Farms, LLC. Mr. Kohn disclaims beneficial ownership of the shares of common stock owned by West Coast Florida Farms, LLC.

(7) The President of Midnight Sun Global Trading is Terri Roberts. Ms. Roberts has the voting and dispositive control over the shares of common stock owned by Midnight Sun Global Trading.

(8) The Managing Member of Noslen LLC is Gabrielle Nelson, the cousin of Ms. Bonnie Nelson, a Director of the Company. Ms. Gabrielle Nelson has voting and dispositive control over the shares of common stock held by Nolsen, LLC.  Ms. Bonnie Nelson disclaims beneficial ownership of the shares of common stock owned by Noslen, LLC.

(9) The Managing Member of E10 ST, LLC is Jill Bloch, the sister of Ms. Bonnie Nelson, a Director of the Company. Ms. Bloch has voting and dispositive control over the shares of common stock held by E10 ST, LLC.  Ms. Bonnie Nelson disclaims beneficial ownership of the shares of common stock owned by E10 ST, LLC.

(10) The Managing Member of JB Persistance, LLC is Jonathan Bloch, the nephew of Ms. Bonnie Nelson, a Director of the Company. Mr. Bloch has voting and dispositive control over the shares of common stock held by JB Persistance, LLC.  Ms. Bonnie Nelson disclaims beneficial ownership of the shares of common stock owned by JB Persistance, LLC.

(11) The trustee of the David B. Cohen 2011 Irrevocable Trust u/a/d 1/13/2011 is Ronald Bergland. Mr. Bergland has voting and dispositive power over the shares owned by the Trust. David B. Cohen is the son of Ms. Bonnie Nelson, a Director of the Company. Ms. Nelson is not a beneficiary of the Trust disclaims beneficial ownership of the shares of common stock owned by the Trust.

(12) The Trustees of the Cohen Family 2011 Irrevocable Trust u/a/d 1-13-2011 are David B. Cohen and Marnie Cohen, the son and daughter in law of Ms. Bonnie Nelson, a Director of the Company. Mr. and Mrs. Cohen have voting and dispositive control over the shares of common stock owned by the Trust. Ms. Nelson is not a beneficiary of the Trust disclaims beneficial ownership of the shares of common stock owned by the Trust.

(13) Marnie Cohen is the daughter in law of Ms. Bonnie Nelson, a Director of the Company.

(14) The President of J&JP, LLC is Mr. Joseph Schon. Mr. Schon has voting and dispositive control over the shares of common stock owned by J&JP, LLC.

(15) The Trustee of the Russell Grossman Irrevocable Trust is Russell Grossman. Mr. Grossman has the voting and dispositive control over the shares of common stock owned by the Trust.

(16) The Managing Director of Constellation Asset Management, LLC, the Company Investor Relations consultant, is Jens Dalsgaard. Mr. Dalsgaard has voting and dispositive control over the common stock owned by Constellation Asset Management. Includes a one-year warrant to purchase 1,000,000 shares of common stock at $1.00 per share.

(17) 16,000,000 shares of common stock are subject to a one-year lock up agreement entered into between the Company and the selling stockholder.

PLAN OF DISTRIBUTION

Upon effectiveness of the registration statement, of which this Prospectus is a part, we will conduct the sale of shares we are offering on a self-underwritten, best-efforts basis. This offering will be conducted on a best-efforts basis utilizing the efforts of the officers and director of the Company.   There is no public market for our common stock. To date, we have not obtained listing or quotation of our securities on a national stock exchange or association, or inter-dealer quotation system. We have not identified any market makers with regard to assisting us to apply for such quotation. We are unable to estimate when we expect to undertake this endeavor or whether we will be successful. In the absence of listing, no market is available for investors in our common stock to sell the Shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get the Shares listed for trading.

If the Shares ever become tradable, the trading price of such could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control. As a result, investors may be unable to sell the Shares at a price greater than the price at which they are being offered. We do not anticipate entering into any agreements or arrangements for the sale of the Shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements.

We will not be conducting a mass-mailing in connection with this Offering, nor will we use the Internet to conduct this Offering.

Neither Mr. Kohn nor Ms. Nelson is subject to a statutory disqualification as such term is defined in Section 3(a)(39) of the Securities Exchange Act of 1934.  They will rely on Rule 3a4-1 to sell our securities without registering as a broker-dealer.  Both are serving as an officer and director and primarily perform substantial duties for or on our behalf otherwise than in connection with transactions in securities and will continue to do so at the end of the Offering, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every 12 months.  Neither individual will receive commissions in connection with his or her participation.

We plan to offer our shares to the public at a price of $0.50 per share, with no minimum amount to be sold.  Our officers and directors will not purchase any shares under this Offering.  We will keep the Offering open until we sell all of the shares registered, or for 90 days from the date of this Offering, whichever occurs first.  The Board of Directors may also elect to extend the Offering for up to a further 90 days, if all shares have not been sold by the end of the initial 90 day period. There can be no assurance that we will sell all or any of the shares offered.  We have no arrangement or guarantee that we will sell any shares.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied. The purchasers in this Offering and in any subsequent trading market must be residents of such states where the Shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

Investors can purchase the Shares in this offering by contacting the Company. All payments must be made in United States currency either by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. We expressly reserve the right to either accept or reject any subscription. All accepted subscription agreements are irrevocable. Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once we accept a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our Articles of Incorporation, as amended, authorize the issuance of a total of 500,010,000 shares, of which are 500,000,000 shares are common stock with $0.0001 par value, 90,250,000 of which are issued and outstanding and 10,000 shares are preferred stock with $1.00 par value, with one share issued and outstanding designated as Series A Preferred Stock.  We are seeking to register 10,000,000 shares of our common stock through a direct public offering, and 16,250,000 presently issued shares to be sold by existing stockholders and 1,000,000 shares issuable upon exercise of a warrant at $1.00 per share. If all shares are sold we will have 100,250,000 shares of common stock outstanding.

Common Stock

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, our net assets available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.

Each record holder of common stock is entitled to one (1) vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by our By-Laws.

Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of our common stock are issued, the relative interest of then existing stockholders may be diluted.

Presently, 33,500,000 shares belonging to the Officers and Directors of the Company and 5,150,000 shares belonging to non-related parties are subject to a two year lock-up and leakage agreement and the Company has a first right of refusal to repurchase such shares.

Presently, 16,000,000 shares are subject to a one year lock-up and leakage agreement and the Company has a first right of refusal to repurchase such shares.

Preferred Stock

We have authorized 10,000 shares of preferred stock authorized, of which one share has been designated Series A Preferred Stock (“Series A PS”). The rights and preferences of the Series A PS as follows: (i) the holder is not entitled to any dividends or preference on distribution; (ii) the holder cannot convert the Series A PS into any class of securities of the Company; (iii) entitles the holder to the right to vote 50.1% of the total outstanding shares entitled to vote at any shareholder meeting, effectively, giving the holder the right to unilaterally control the voting of the Company’s securities;  and (iv) the holder is not entitled to receive any distribution upon any liquidation, dissolution or winding up of the Company.

Debt Securities

None.

Warrants and Rights

We currently have issued a one year warrant to purchase 1,000,000 shares of our common stock at $1.00 per share.

Other Securities

None.

Market Information for Securities Other Than Common Equity

Not applicable.

American Depositary Receipts

Not applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in the Company, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee of the Company.

Berman & Company, P.A. of Boca Raton, Florida, our independent registered public accounting firm, have audited our financial statements for the period ended November 30, 2010, and presented its audit report dated February 7, 2011, regarding such audit which is included with this Prospectus with Berman & Co., PA’s consent as experts in accounting and auditing.

Gersten Savage LLP has issued an opinion on the validity of the shares offered by this Prospectus, which has been filed as an Exhibit to this Prospectus with Gersten Savage LLP’s consent.

INFORMATION WITH RESPECT TO THE REGISTRANT

Description of Business

General

BioPower Operations Corporation ("we," "our,"  “BioPower”, “BIO” or the “Company") was incorporated in Nevada on January 5, 2011. On January 6, 2011 we acquired 100% of BioPower Corporation (“BC”), a Florida corporation incorporated on September 13, 2010 by our CEO and Director contributing  100% of the outstanding shares  to the Company.  As a result, BC became a wholly-owned subsidiary of the Company.

 On January 14, 2011 we formed Global Energy Crops Corporation (“GECC”), a 100% wholly-owned subsidiary.

BioPower is a renewable energy company focused on growing non-food energy crops - trees and grass which produce biomass feedstock which can be converted into electricity and biofuels.

BioPower License Agreement Clenergen

On November 30, 2010 an exclusive license agreement was signed between BioPower Corporation and Clenergen Corporation (www.clenergen.com) (CRGE.OB). BioPower Corporation has the exclusive license for the United States, Central America, Guam, Mexico and Cuba to utilize Clenergen’s biomass growing technologies.  Clenergen Corporation is a public company which utilizes a tree adapation technology applied to selected tree species, namely, Paulownia and Melia dubia and a grass Beema Bamboo. This process increases biomass yields by shortening the typical growth cycle resulting in up to a 40% increase over the normal growth rate of trees and bamboo. Pursuant to the License Agreement, the Company shall pay to Clenergen a royalty, on each 12-month period, as follows:

(a)	eight percent (8%) of the first $50,000,000 of gross revenue, or any part thereof;

(b)	three percent (3%) of the second $50,000,000 of gross revenue, or any part thereof; and

(c)	one percent (1%) of any and all gross revenue over $100,000,000.

The License Agreement shall remain in full force and effect unless terminated by Clenergen as provided therein.  If Clenergen licenses its technology in other territories at a lower percentage then above, then the Company’s license fees will be reduced to the lowest percentage charged by Clenergen.

On January 26, 2011, Mr. Robert Kohn, our CEO and Chairman of the Board, resigned as the non-executive Chairman of the Board of Clenergen.

Global Energy Crops Corporation

On January 14, 2011, the Company formed Global Energy Crops Corporation.  GECC will focus on four areas of concentration and intends to:

1.	Produce seedlings for global distribution and utilization.

2.	Seek financing from US Aid, OPIC, humanitarian funds and similar organizations for biomass energy crop growing projects in third world countries for the conversion to electricity and biofuels.

3.	Joint venture with both international and smaller technology companies who are currently producing electricity and biofuels wherein GECC intends to provide biomass feedstock.

4.	Execute supply chain contracts with major buyers of energy crop products including electricity and biofuels

Green Oil Plantations Americas, Inc.

On January 27, 2011, an agreement was signed between Green Oil Plantations Ltd. (www.greenoilplantations.com) and their affiliates (“Green Oil”) and the Company for the exclusive fully paid up license for fifty (50) years to utilize Green Oil’s licensed technologies and turnkey model for growing energy crops in North America, South America, Central America and the Caribbean.  The Company formed Green Oil Plantations Americas, Inc., as the operating company for this exclusive license. In connection with the grant of the license, the Company issued to Green Oil 1,000,000 shares of the Company’s common stock having a fair value of $250,000 based upon recent cash offerings to third parties at $0.25 per share.

Further, pursuant to the License Agreement, the Company shall pay to Green Oil a royalty, on each 12-month period, as follows:

(a)	five percent (5%) of the first $50,000,000 of gross revenue, or any part thereof;

(b)	three percent (3%) of the second $50,000,000 of gross revenue, or any part thereof; and

(c)	one percent (1%) of any and all gross revenue over $100,000,000.

If Green Oil licenses its technology in other territories at a lower percentage, then above, then the Company’s license fees will be reduced to the lowest percentage charged by Green Oil.

The Company and its subsidiaries, have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings.

Neither the Company nor its subsidiaries, nor our officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.  Since incorporation, we have not made any material purchase or sale of assets outside the ordinary course of business.

We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose.

Business Development

The Company was formed to leverage the experience, expertise, business relationships and financial expertise of its officers, directors and advisors focused on growing biomass energy crops to convert into electricity and biofuels.

BioPower Corporation acquired the license rights from Clenergen Corporation to an exclusive territory including the United States, Central America, Mexico, Guam and Cuba to convert biomass into electricity and biofuels.  Clenergen Corporation has established this model in India, Africa and the Philippines.  Mr. Robert Kohn, our principal shareholder, CEO and a Director of BIO, was the non-executive Vice Chairman of Clenergen Corporation.  He resigned on January 26, 2011 due to the potential conflicts of interest as CEO of BIO.

BIOPOWER OPERATIONS CORPORATION

Biomass Energy Crops Growing Operations	Biomass Energy Products
Trees and Bamboo – Biomass energy crops
Licenses
    BioPower Corporation
    Green Oil Plantations Americas, Inc.
Potential Joint Venture Partners
   Land Owners
   Municipalities
    Native American Sovereign territories
Financing Programs
   Investors
   Traditional Project Finance
   Preferred Stock
   Bonds
   Carbon Credit Financing
Biofuels Biofuel Biodiesel Heating Oil Electricity Gasification Steam Wood Pellets Wood Chips

It is our plan for the twelve months following the effectiveness of our Registration Statement, and subject to our having success in raising additional capital through this Offering, to establish our corporate headquarters in Florida, from which we will base our  operations.  In parallel to this, we will establish our first biomass operation.

Principal products and services

The focus of the Company is primarily growing biomass energy crops - trees and bamboo and converting the biomass feedstock to biofuels and  to produce electricity.  We intend to:

1.	Produce seedlings for global distribution and utilization.

2.
Joint venture with land owners and investors, work with municipalities, U.S. and other government agencies and Native American Tribes who are interested in taking undervalued non-food crop land and growing energy crops to convert to electricity and biofuels.

3.	Joint venture with both international and smaller technology companies who are currently producing electricity and biofuels.

4.	Execute supply chain contracts with major buyers of energy crop products including biomass feedstock, electricity and biofuels.

5.	Seek financing from US Aid, OPIC, humanitarian funds and similar organizations for energy crop growing projects in third world countries for the conversion to electricity and biofuels.

There can be no assurance the above will ever be achieved.

Our licensor, Clenergen, uses polyploidy technology to grow their strains of trees and bamboo up to a  40% greater biomass yield than average.  This enables the Company to produce a greater yield of green electricity and biofuels per acre planted.  In certain cases, according to location and energy crop, the growing of the trees and bamboo and conversion to electricity and biofuels will produce verifiable carbon credits.

Our licensor, Green Oil Plantations Ltd. and their affiliates, have on-going energy crop growing programs around the world. This enables the Company to offer turnkey projects including site evaluation, project development, planting, plantation management, biomass production and conversion to electricity or biofuels.

The Company intends to offer profitable growing programs to joint venture partners, investors, municipalities and government agencies and in certain cases have the potential for additional income from the sale of carbon credits.  There can be no assurance such results will ever be achieved.

According to the US Energy Information Administration, the market for electricity in the United States in 2009 was $353 Billion.   We intend to offer our green electricity and biofuels to utilities; coal-fired electric generators, electric generating users; oil and oil related companies, government agencies; municipalities; and commercial and industrial customers around the world.

Distribution methods of the products or services

On a wholesale basis we will sell biomass feedstock, wood chips and wood pellets to electric generation companies.  If we convert to biofuels we may sell direct to oil companies or we may sell to other wholesalers specializing in biofuel sales to oil companies; electric utilities and the transportation and home heating oil customer bases. If we produce carbon credits we intend to sell to companies who purchase carbon credits including utilities. There can be no assurance such results will ever be achieved.

Status of any publicly announced new product or service

As a development stage company, we do not have new products or services, beyond that which we anticipate offering as described previously.

Competitive business conditions and the smaller reporting company's competitive position in the industry and methods of competition

The energy crop growing industry is fragmented worldwide with Universities and energy crop production labs spending the last 15-20 years doing research and development on the best energy crop yields. Much of this research has been done outside the United States. Many of the energy crop growing companies are in the development or early stages of production. BIO’s distinguishing competitive characteristic which is expected to set it apart from the majority of its potential competitors is up to 40% greater yield from growing biomass energy crops utilizing polyploidy technology.  The renewable energy industry is extremely competitive in general, with competitors ranging from the largest tree growing company, International Paper; utilities such as Exelon, Southern Cos., Duke and large oil companies such as BP and Exxon to smaller technology companies and early stage renewable energy companies.

Sources and availability of raw materials and the names of principal suppliers

One of our licensors, Clenergen, is capable of producing 200,000 non-energy food crops seedlings per week in India. Our other licensor, Green Oil intends to set up seedling operations within proximity of each biomass project.  We intend to set up U.S. operations capable of producing our own seedlings. There can be no assurance that we will be successful in setting up our own seedling operations.  There are many companies with energy crops which have a much lower yield of biomass per acre.  We would utilize other energy crops if we did not have the supply from Clenergen or Green Oil.  We may utilize energy crops with yields that are constantly changing, based on what is presently available from our suppliers.  Therefore, while we will seek to establish strong relationships with our supply chain, we are not dependent upon any single supplier.   The principal suppliers are constantly changing, depending on specific circumstances; however we plan on dealing almost exclusively with Clenergen, Green Oil and other major suppliers of energy crops. There can be no assurance successful results will ever be achieved.

Dependence on one or a few major customers

Our projects are dependent on contracts for the sale of biomass feedstock to end users for electricity and biofuels.  We do not intend to be dependent upon a small number of larger customers, but rather on a large spectrum of major purchasers of electricity and biofuels.

Patents, trademarks, licenses, franchises, concessions, royalty agreements or labor contracts, including duration

We have an exclusive license from Clenergen Corporation in perpetuity for the exclusive territory of the United States, Central America, Mexico, Guam and Cuba for the use of Clenergen’s technologies including their own developed strains of biomass energy crops which yield up to 40% greater biomass feedstock over most other biomass energy crops to date.

We have an exclusive fully paid up license from Green Oil for 50 years for the exclusive territory of North America, Central America, South America, Caribbean and U.S. territories for the use of Green Oil’s technologies and turnkey proprietary growing systems including their own developed strains of biomass energy crops.

Need for any government approval of principal products or services. If government approval is necessary and the smaller reporting company has not yet received that approval, discuss the status of the approval within the government approval process

We will require specific governmental approvals to grow energy crops from the U.S. Department of Agriculture. We do not anticipate any difficulties in obtaining permits and licenses.  If we were to build our own conversion facilities, these would require permits and licensing from the U.S. Environmental Protection Agency as well as State and Local agencies.  There can be no assurance that we would receive such permits or licenses.

Effect of existing or probable governmental regulations on the business

We anticipate government regulations from the U.S. Department of Agriculture when attempting to utilize land for growing energy crops.  We intend to primarily use  land that is not fit for growing food.  Second, we intend to use energy crops that have been approved for growing in the United States or that can meet the requirements of the USDA.  We are aware that not obtaining permits would impact our business model, but we will operate in the same regulatory environment as all other energy crop growing operations that are dealing with USDA regulations.

Estimate of the amount spent during each of the last two fiscal years on research and development activities, and if applicable, the extent to which the cost of such activities is borne directly by customers;

As a recently incorporated company, we have not undertaken any R&D activities, nor do we intend to have R&D activities.  Our licensors provide all R&D activities.

Costs and effects of compliance with environmental laws (federal, state and local)

While we anticipate costs for compliance to environmental laws, which will typically be for licensing or permitting growing operations, these are part of the normal and customary costs for every growing operation.   These costs generally vary by state, are not significant as relates to the total project cost, and are part of the business model costs for each growing operation.

Number of total employees and number of full-time employees

We presently have three employees and various consultants and advisors. Robert Kohn, our Chairman and Chief Executive Officer, Dale Shepherd, our President and Chief Operating Officer and Bonnie Nelson, Director of Business Strategy.  We intend to hire additional employees for project development and to manage and staff our operations as we raise capital and complete specific milestones that would require these employees.  In the meantime, we will rely on present management, being our officers, three employees and consultants and advisors to direct our business.  Robert Kohn has extensive experience in biomass and the electric utility industry, while President of Entrade at Exelon.  Dale Shepherd spent 18 years with General Electric. All of our current employees will accrue, but not be paid, their salary until such time as we have been successful in raising $2,500,000 through this Offering.

Reports to Security Holders

We will voluntarily make available to security holders an annual report, including audited financials, on Form 10-K.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934; such as quarterly reports on Form 10-Q, and current reports on Form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC, 20549.  The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

The Company does not presently have any properties.  We utilize offices owned by our officers and directors without any payment for the use of those offices.

We expect to obtain permanent corporate headquarters upon raising funds through this Offering.

Legal Proceedings

We know of no pending proceedings to which any director, member of senior management, or affiliate is either a party adverse to us, or our subsidiaries, or has a material interest adverse to us or our subsidiaries.

Market Price Of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market. Following the effective date of the registration statement on Form S-1 in which this Prospectus is included becoming effective, we anticipate that a market maker will apply on our behalf for the trading of our common stock on the over-the-counter (OTC) Bulletin Board. We have not yet engaged a market maker to assist us to apply for quotation on the OTC Bulletin Board and we are not able to determine the length of time that such application process will take. Such time frame is dependent on comments we receive, if any, from the FINRA regarding our Form 211 application. There is currently no market for our shares of common stock. There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. As a result, you may find it more difficult to dispose of, or obtain accurate quotes of our common stock. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

There are no outstanding options to purchase, or securities convertible into, common equity. We currently have outstanding a one-year warrant to purchase 1,000,000 shares of our common stock.

Immediately after this Offering, if fully subscribed, we will have 100,250,000 shares of common stock outstanding.  Of these shares, the 10,000,000 shares sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Additionally, the 16,250,000 shares identified for resale by Selling Stockholders will also be freely tradable without restriction or further registration under the Securities Act, except for any shares of common stock held by one of our affiliates within the meaning of Rule 144 under the Securities Act; in addition, such shares held by our affiliates are subject to a two-year lockup agreement.  Further, in the event the warrant is exercised, there will be an additional 1,000,000 free trading shares of our common stock.

Notwithstanding, certain selling stockholders have each entered into a lockup agreement with the Company effectively restricting them from transferring some or all of their common stock for a period of time without the prior written consent of the Company, which consent may be unreasonably withheld. The selling stockholders named in this prospectus are subject to a one-year lockup for some of their shares and our officers and directors are subject to a two-year lockup on all of their shares. Subsequent to the lockup period, .the stockholder may sell its common stock every calendar quarter in an amount equal to no more than one percent (1%) of the Company’s issued and outstanding shares of common stock; provided, however, that the stockholder shall not be permitted to make any transfer, or portion thereof, that would exceed twenty percent (20%) of the average weekly reported volume of trading of the Company’s common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the calendar week preceding the Transfer.  Moreover, as per the lockup agreement, prior to any transfer, the stockholder must first offer its shares of common stock to be sold to the Company and allow the Company to purchase such shares at a price that is ninety percent (90%) of the average closing price for the Company’s Common Stock, as reported or quoted on its principal exchange or trading market, for the consecutive five (5) trading days prior to the transfer notice given to the Company.

All of the remaining 74,000,000 shares of common stock are restricted securities as such term is defined under Rule 144 promulgated by the SEC, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has adopted amendments to Rule 144 which became effective on February 15, 2008, and will apply to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Sales under Rule 144 by Affiliates

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

-	1% of the number of shares of common stock then outstanding, which will equal approximately 1,000,000 shares of common stock immediately after this Offering; and

-
If the common stock is listed on a national securities exchange or on The NASDAQ Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Sales under Rule 144 by Non-Affiliates

Under Rule 144, a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted ordinary shares proposed to be sold for at least six (6) months, including the holding period of any prior owner other than an affiliate, is entitled to sell their ordinary shares without complying with the manner of sale and volume limitation or notice provisions of Rule 144.  We must be current in our public reporting if the non-affiliate is seeking to sell under Rule 144 after holding his ordinary shares between 6 months and one year.  After one year, non-affiliates do not have to comply with any other Rule 144 requirements.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

-	The issuer of the securities that was formerly a shell company has ceased to be a shell company;
-	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
-
The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

-	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Holders

As of February 2, 2011 there were 26 holders of our common stock. There are a total of 90,250,000 shares issued and outstanding.

The following tables illustrates the effect of the sale and issuance of 10,000,000 shares of our common stock on any present shareholder who presently beneficially owns more than 5% of our common stock, or is a director or officer of the Company.

Holder	Common Stock Held before Offering(3)		% Held before Offering	% Held after Offering (1), (2)
Robert Kohn, CEO, Director	18,475,000		20.7%	18.6%
Dale Shepherd, President COO	1,000,000		1.1%	1.0%
Bonnie Nelson, Director	14,025,000	(4)	15.7%	14.1%
Total for Officers & Directors as a group	33,500,000		37.5%	33.7% %
Total for all 5% holders, Officers and Directors as a group			37.5%	33.7%

(1)	Based on the identified stockholders not acquiring any stock from the 10,000,000 share offering, and all 10,000,000 shares being sold.

(2) Based on 100,250,000 shares of common stock issued and outstanding.

(3) All shares are subject to a two-year lockup agreement between the stockholder and the Company.

(4) Ms. Nelson owns her shares of common stock through Riskless Partners, LLC, an entity for which she is the sole managing member and as such has voting and dispositive control over the shares of common stock owned by that entity.

Dividends

The Company has never paid a cash dividend on its common stock and does not intend to pay cash dividends on its common stock in the foreseeable future.

Securities authorized for issuance under equity compensation plans

The Company does not have any securities authorized for issuance under equity compensation plans.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

This registration statement contains forward-looking statements relating to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance.  You should not place undue reliance on these statements, which speak only as of the date that they were made.  Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this prospectus.

These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this registration statement, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares of our capital stock.

The management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Liquidity and Capital Resources

BioPower Corporation was formed in Florida on September 13, 2010. As of November 30, 2010, our CEO and a Director loaned Biopower Corporation $20,927 and our cash balance was $20,124.  From these total proceeds, we had made payments of $16,500 towards costs of preparation of the Prospectus including audit fees.

On January 5, 2011 we formed BioPower Operations Corporation, a Nevada corporation and the Officers and Directors cancelled their shares in BioPower Corporation and contributed BioPower Corporation to BioPower Operations Corporation. Therefore, BioPower Corporation became a wholly-owned subsidiary of the Company as we redomiciled in Nevada.  As the Company only recently commenced operations, there is limited historical basis for liquidity comparison and analysis.

As of January 18, 2011, we had raised a total of $8,390 from the sale of 83,900,000 shares of our common stock at par value $0.0001, comprised of 33,500,000 shares of common stock to officers and directors of the Company, and the balance of 50,400,000 common shares of stock to 10 related parties of officers and directors totaling 39,850,000 common shares of stock of which they disclaim beneficial ownership.

Subsequent to our period end, we accepted subscription agreements on February 2, 2011 for sales of 1,200,000 shares of our common stock at a price of $0.25 per share with no commissions paid, for total proceeds of $300,000.     As of the date of this filing, we have approximately $300,000 cash on hand.

While the amounts raised are sufficient to commence and maintain the operations of the Company while we undertake the completion of the Registration Statement, we will be required to raise additional capital by way of the sale of our common stock through this Offering.

If this Offering is successful, and we are able to raise the entire $5,000,000, we will have sufficient funds to meet operational costs for the current fiscal year, and we will be able to implement key aspects of our business plan, including setting up our permanent corporate headquarters and project development costs for our energy growing operations.    We would have a total of $1,700,000 remaining for working capital, in addition to the approximately $300,000 cash on hand.   We expect these amounts will be sufficient to initiate and sustain our operations.

Upon having been successful in raising $2,500,000, the salary obligation to our CEO,  President and Director of Business Strategy will come into effect, and any amounts accrued to date, and monthly amounts going forward, will be payable.  The initial annual amounts are $200,000, $150,000 and $125,000 respectively.

Additional information on the utilization of funds under this Offering, including a discussion on the possible negative impact on us if we are unable to raise the entire $5,000,000, is available under the Use of Proceeds section commencing on Page 10.

The amount and timing of additional funds that might required cannot be definitively stated as at the date of this report and will be dependent on a variety of factors, including the success of our initial operations and the rate of future expansion that we might plan to undertake. If we were to determine that additional funds are required, we would be required to raise additional capital either by way of loans or equity, which, in the case of equity, would be potentially dilutive to existing stockholders.   The Company cannot be certain that we will be able to raise any additional capital to fund our operations or expansion past the current fiscal year.

Results of Operations

Our operations from inception of September 13, 2010 through to November 30, 2010 have been focused on establishing the Company.  As of that date, we had incurred a net loss of $1,334, as a result general and administrative expenses associated with the commencement of the Company.

If we are successful in raising the $5,000,000 under this Offering, we would expect to be generating revenue from sales in our biomass operations during the fiscal year, the timing and amount of such revenues will be a function of, but not limited to, the time until our Registration Statement becomes effective, the time it takes for us to sell the 10,000,000 shares under the Offering, the time it takes for our distribution center and biomass operations to be fully operational, as well as the volume of sales we are able to achieve upon the opening of the biomass operations.  We can therefore not yet determine when we will be generating sufficient revenue to cover our overhead and operational costs, or when or if we will be generating profits from such sales.

Off-balance Sheet Arrangements

We have no off-balance sheet arrangements.

Changes in and disagreements with accountants on accounting and financial disclosure

There are not currently and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Directors, Executive Officers, Promoters and Control Persons

Name	Age	Position	Period Held
Robert Kohn	60	CEO, President, Secretary, CFO, Director	January 5th to present
Dale Shepherd	61	President and COO	February 1st to present
Bonnie Nelson	59	Director	January 5th to present

Robert D. Kohn, Director, Chairman, CEO, Secretary, CFO and Co-founder

Mr. Kohn has been a director and officer of BioPower Corporation of Florida since September 13, 2010, and has been integrally involved in the formation and development of this business.  At present, this role requires 100% of his time. Mr. Kohn since November 2009 has been a consultant to Clenergen Corporation, a reporting issuer and was also the Non-executive Vice Chairman until January 25, 2011.  From July 2009 until September 2010 Mr. Kohn was also Chief Financial Officer of Proteonomix, Inc., a public company involved in stem cell research.  From 2006 to 2008, Mr. Kohn was the CEO and CFO of Global Realty Development Corp. and was hired to liquidate multiple Australian real estate development companies, which he accomplished. From 1999 – 2002 Mr. Kohn was the co-founder and CEO of Assetrade which today is GoIndustry with approximately 300 employees in 16 countries.  From 1996 to 1999 Mr. Kohn was President of Entrade (“energy trading”), a subsidiary of Exelon Corporation, one of the largest electric utilities in the United States.  Mr. Kohn has a B.B.A. in accounting from Temple University and is a C.P.A.

Dale Shepherd, Director, President and Chief Operating Officer, Treasurer

Mr. Shepherd became an officer as of February 1, 2011. Mr. Shepherd has served in numerous executive roles, as COO, CFO and Finance Director. Dale has a strong History in acquisition work having completed and led acquisitions from $50,000 to $100 million (additional work has been as a member of a team on transactions up to $2.3 billion.)     Dale most recently served from 2007-2009 as interim CFO of Vertex Data Sciences Ltd (UK) and as a consultant during 2010 for the $800 million revenue Company specializing in BPO for utilities, local and national government, financial services and other industries. Previously, from 2005-2007 he was Director of Specialized Transportation, a $240MM revenue company. Other positions have included VP Finance & Logistics for SIRVA, a $2.2BB revenue company that includes the Allied, North American and Global brand names for relocation and logistics and VP Finance of North American Logistics $500 Million revenue.  Mr. Shepherd has also spent six years with Kawasaki Steel Corporation, CFO of Rogers Corporation, an Amex company (now NYSE) and spent eighteen years in the General Electric Company primarily in the Plastics and the Gas Turbine business, building GE’s worldwide plastics interests as the VP of Business Development.  Dale was also Chief Administrative Office and CFO of Assettrade.com, helping grow from start-up to world leader in its category, today GoIndustry. Dale has a BA cum laude from the University of Maryland and a BS in Accounting from West Chester University.

Bonnie Nelson, Director and Director of Business Strategy, Co-founder

Ms. Nelson has been a director of BioPower Corporation of Florida since September 13, 2010, and has been integrally involved in the formation and development of this business.  Ms. Nelson currently sits on the Board of Directors of Allied Artists and was a Board Advisor to Clenergen Corporation in 2010.  From 1990 to present, with a career spanning over 20 years of investment and merchant banking, Ms. Nelson has extensive experience in consulting and corporate finance for public and private companies.  Ms. Nelson has been responsible for developing and guiding many corporate turnarounds, joint ventures and strategic alliances.  .Bonnie Nelson was the prior owner and CEO of the Wall Street brokerage firm, Vanderbilt Securities, Inc.  from 1983-1990.  At Vanderbilt, she was specifically responsible for taking companies public, OTC trading, mergers and acquisitions, and the development of joint ventures and strategic alliances for her clients.

There are no family relationships among our officers, directors, or persons nominated for such positions.

None of our executive officers, directors, significant employees, promoters or control persons have been involved in any bankruptcy proceedings within the last five years, been convicted in or has pending any criminal proceeding, been subject to any order, judgment or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity or been found to have violated any federal, state or provincial securities or commodities laws.

Executive Compensation

From the date of our inception through to November 30, 2010, our period end, our executive officers and directors have not received and have not accrued any compensation of any form.

With the exception of Mr. Kohn, Mr. Shepherd and Ms. Nelson, as noted below, the Company has made no arrangements for the remuneration or compensation of its officers or directors, except that they will be entitled to receive reimbursement for actual, demonstrable out-of-pocket expenses, including travel expenses, if any, made on the Company’s behalf and medical reimbursement.

We do not currently have a compensation committee.  In the future, the Company's executive compensation will be approved by the Board of Directors in the case of the Company's Principal Executive Officer. For all other executive compensation contracts, the Principal Executive Officer is expected to negotiate and approve contracts and compensation.

On January 5, 2011, each of Mr. Kohn, Mr. Shepherd and Ms. Nelson entered into employment agreements with the Company.  Each contract stipulates that unpaid salary amounts shall accrue if unpaid; such salary amounts have been verbally agreed to be unpaid, but accrue, until such time as the Company is successful in raising $2,500,000 through this Offering.   The general terms of the contracts are as follows:

-	Commencement: January5, 2011, February 1, 2011, January 5, 2011
-	Term: 5 years, 2 years and 5 years
-	Base Salary: $200,000 Mr. Kohn, $150,000 Mr. Shepherd, $125,000 Ms. Nelson

-
Incentive Compensation: Each shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board of Directors of the Company (or any authorized committee thereof) in its discretion.  Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board or committee.  No bonus payments or incentive compensation has been determined to date.

-	Stock Options. Each shall be entitled to participate in all stock option plans of the Company in effect during the Term of employment. There are presently no stock option plans.

-
Incentive, Savings and Retirement Plans. During the Term of Employment, each shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company and its subsidiaries, in each case comparable to those currently in effect or as subsequently amended.  Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided at any time hereafter with respect to other key executives.  No such programs presently are in place.

-
Welfare Benefit Plans: During the Term, each person and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of  such plans, practices, policies and programs in effect at any time hereafter with respect to other key executives.  No such plans are presently in place.

-
Vacation. Each shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key executives of the Company and its subsidiaries; provided, however, that in no event shall Executive be entitled to fewer than three weeks paid vacation per year, as well as pay for holidays observed by the Company.

-	Optional Termination. Each party, after 2 years, with 30 days notice, may terminate the agreement, upon which termination he shall receive a payment valued at his base salary for 1 year.

-
Termination without Cause: Upon termination without cause, each shall be entitled to a payout of all remaining salary amounts for duration of the contract (one year minimum), and the receipt of the value of any benefits for the period of one year from termination.

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth all of the beneficial owners known to us to own more than five (5) percent of any class of our voting securities as of

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Robert Kohn	18,475,000 Direct	20.70%

Series A Preferred Stock	China Energy Partners, LLC(2)	1 Indirect	100%

Common	Riskless Partners, LLC	14,025,000 Direct	15.71%

Series A Preferred Stock	China Energy Partners, LLC(2)	1 Indirect	100%

Common	Dale Shepherd	1,000,000 Direct	1.12%

*The address of each shareholder is c/o BioPower Operations Corporation, 5379 Lyons Road, Suite 301, Coconut Creek, FL 33073.

(1)	The percent of class is based on the total number of shares outstanding of 90,250,000 as of February 2, 2011 and excludes 39,850,000 shares owned by certain related parties.

(2)
China Energy Partners, LLC is an entity owned 50% by Robert Kohn, our CEO and Chairman of the Board, and 50% owned by Ms. Bonnie Nelson, a Director of the Company. China Energy Partners, LLC owns one share of Series A Preferred Stock entitling China Energy Partners to vote 50.1% of the issued and outstanding shares of common stock of the Company on all matters presented to shareholders for approval.

Security Ownership of Management

The following table sets forth all of the ownership of all directors and nominees, and named executive officers, individually and as a group, as of February 2, 2011.

Title of Class	Name and Address of Beneficial Owner*	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Common	Robert Kohn	18,475,000 Direct	20.70%

Series A Preferred Stock	China Energy Partners, LLC(2)	1 Indirect	100%

Common	Riskless Partners, LLC(3)	14,025,000 Direct	15.71%

Series A Preferred Stock	China Energy Partners, LLC(2)	1 Indirect	100%

Common	Dale Shepherd	1,000,000 Direct	1.12%

Total			37.53%

*The address of each shareholder is c/o BioPower Operations Corporation, 5379 Lyons Road, Suite 301, Coconut Creek, FL 330

(1)	The percent of class is based on the total number of shares outstanding of 90,250,000 as of February 2, 2011 and excludes 39,850,000 shares owned by certain related parties.

(2)
China Energy Partners, LLC is an entity owned 50% by Robert Kohn, our CEO and Chairman of the Board, and 50% owned by Ms. Bonnie Nelson, a Director of the Company. China Energy Partners, LLC owns one share of Series A Preferred Stock entitling China Energy Partners to vote 50.1% of the issued and outstanding shares of common stock of the Company on all matters presented to shareholders for approval.

(3)
The sole managing member of Riskless Partners, LLC is Ms. Bonnie Nelson, a director and vice president of business development. Ms. Nelson has sole voting and dispositive control of the shares of common stock owned by Riskless Partners, LLC.

Changes in Control

None

Transactions with Related Persons, Promoters and Certain Control Persons

Transactions with Related Persons

On January 18, 2011, the Company sold 18,475,000 shares of its common stock at par value of $0.0001 for $1,847.50 in cash to Robert Kohn, our co-founder, Chairman, CEO and a director of the Company and 16,600,000 shares of its common stock to certain related parties for $1,660.00 of which Mr. Kohn disclaims beneficial ownership.

On January 18, 2011, the Company sold 14,025,000 shares at par value of $0.0001 per share to Riskless Partners LLC, and entity controlled by Bonnie Nelson, a co-founder and director, for total proceeds of $1,402.50 in cash and 23,250,000  shares of its common stock to certain related parties for $2,325.00 of which Ms. Nelson disclaims beneficial ownership.

On January 31, 2011 the Company sold one share of its Series A Preferred Stock, par value $1.00 for total proceeds of $1 to China Energy Partners LLC, a limited partnership owned equally by Robert Kohn and Bonnie Nelson.

The Company utilizes at no charge space owned by Mr. Robert Kohn, our CEO and Chairman of the Board.

Aside from the transactions identified herein, there are no other transactions nor are there any proposed transactions in which any of our directors or nominees, executive officers, or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Promoters and Certain Control Persons

There are no promoters being used in relation to this Offering, except two of our officers and directors, Robert Kohn and Bonnie Nelson, who will be selling the securities offered by us and who may be deemed to be promoters under Rule 405 of Regulation C promulgated by the Securities and Exchange Commission under the Securities Act of 1933.  No person who may, in the future, be considered a promoter of this Offering, will receive, or, expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on our behalf.  We have not entered into any agreements that require disclosure to our stockholders.

Mr. Kohn, a director and officer of the Company holds a total of 18,475,000 common shares and Ms. Nelson a Director holds 14,025,000 common shares of the Company and together as partners in China Energy Partners LLC hold Series A Preferred stock which entitles them to vote 50.1% of the issued and outstanding shares of common stock of the Company.

Parents

None.

Director Independence

As of the date of this Registration Statement filed on Form S-1, we have no independent directors.

The Company has developed the following categorical standards for determining the materiality of relationships that the Directors may have with the Company. A Director shall not be deemed to have a material relationship with the Company that impairs the Director's independence as a result of any of the following relationships:

-
the Director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

-	the Director is the beneficial owner of less than five percent of the outstanding equity interests of an entity that does business with the Company;

-
the Director is an executive officer of a civic, charitable or cultural institution that received less than the greater of $1 million or two percent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three fiscal years;

-
the Director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three percent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

-
the Director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management Directors. To enable the Board to evaluate each non-management Director, in advance of the meeting at which the review occurs, each non-management Director shall provide the Board with full information regarding the Director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a Director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the Director's independence.

MATERIAL CHANGES

Not applicable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Not applicable.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article 11 of our Bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Nevada law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act may be provided to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

BioPower Operations Corporation
(A Development Stage Company)
Financial Statements
November 30, 2010

CONTENTS

Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet – As of November 30, 2010	F-3

Statement of Operations –
From September 13, 2010 (Inception) to November 30, 2010	F-4

Statement of Stockholders’ Deficit –
From September 13, 2010 (Inception) to November 30, 2010	F-5

Statements of Cash Flows –
From September 13, 2010 (Inception) to November 30, 2010	F-6

Notes to Financial Statements	F-7 - F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
BioPower Operations Corporation

We have audited the accompanying balance sheet of BioPower Operations Corporation as of November 30, 2010, and the related statements of operations, stockholders’ deficit and cash flows from September 13, 2010 (inception) to November 30, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioPower Operations Corporation as of November 30, 2010, and the results of its operations and its cash flows for the period from September 13, 2010 (inception) to November 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,334 and net cash used in operations of $804 for the period ended November 30, 2010. The Company also has a working capital deficit and stockholders’ deficit of $1,333 at November 30, 2010. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
February 7, 2011

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

BioPower Operations Corporation
(A Development Stage Company)
Balance Sheet
November 30, 2010

Assets

Current Assets
Cash	$20,124
Total Current Assets	20,124

Total Assets	$20,124

Liabilities and Stockholders' Deficit

Current Liabilities
Accounts payable	$530
Notes payable - related parties	20,927
Total Current Liabilities	21,457

Stockholders' Deficit
Preferred stock, $1.00 par value; 1,000 shares authorized; none issued and outstanding	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 10,000 shares issued and outstanding	1
Deficit accumulated during the development stage	(1,334)
Total Stockholders' Deficit	(1,333)

Total Liabilities and Stockholders' Deficit	$20,124

See accompanying notes to financial statements

BioPower Operations Corporation
(A Development Stage Company)
Statement of Operations
September 13, 2010 (Inception) to November 30, 2010

General and administrative expenses	$1,334

Net loss	$(1,334)

Net loss per share - basic and diluted	$(0.13)

Weighted average number of common shares outstanding during the period - basic and diluted	10,000

See accompanying notes to financial statements

BioPower Operations Corporation
(A Development Stage Company)
Statement of Stockholders' Deficit
September 13, 2010 (Inception) to November 30, 2010

			Additional	Deficit	Total
	Common Stock, $0.0001 Par Value		Paid In	Accumulated during	Stockholder's
	Shares	Amount	Capital	Development Stage	Deficit

Issuance of common stock - founders ($0.0001)	10,000	$1	$-	$-	$1

Net loss - September 13, 2010 (Inception) to November 30, 2010				(1,334)	(1,334)

Balance - November 30, 2010	10,000	$1	-	$(1,334)	$(1,333)

See accompanying notes to financial statements

BioPower Operations Corporation
Statement of Cash Flows
September 13, 2010 (Inception) to November 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,334)
Changes in operating assets and liabilities:
Accounts payable	530
Net Cash Used In Operating Activities	(804)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related parties	20,927
Proceeds from issuance of common stock	1
Net Cash Provided By Financing Activities	20,928

Net Increase in Cash	20,124

Cash - Beginning of Period	-

Cash - End of Period	$20,124

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$-
Interest	$-

See accompanying notes to financial statements

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

BioPower Corporation (“BioPower” or “the Company”) was incorporated in the State of Florida on September 13, 2010.  On January 5, 2011, the Company redomiciled to Nevada and was renamed BioPower Operations Corporation.

The Company intends to focus on growing non-food energy crops such as trees and grass that can be converted into electricity and biofuels.  To date, the activities of the Company have been limited to implementing the business plan and raising capital. The Company is still in its development stage.

The Company’s fiscal period end is November 30.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates for the period ended November 30, 2010, and assumptions affect, among others, the following:

●estimated fair value of share based payments
●estimated valuation allowance for deferred tax assets, due to continuing losses

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. The Company had no cash equivalents at November 30, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At November 30, 2010, there were no balances that exceeded the federally insured limit.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including accounts payable and notes payable – related parties, approximates fair value due to the relatively short period to maturity for these instruments.

Earnings per share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,” basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has not dilutive securities.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the periods the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At November 30, 2010, the Company did not record any liabilities for uncertain tax positions.

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

Recent Accounting Pronouncements

In January 2010, FASB issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company’s financial statements.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $1,334 and net cash used in operations of $804 for the period ended November 30, 2010. The Company also has a working capital deficit and stockholders’ deficit of $1,333 at November 30, 2010

The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

Note 3 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company has established a valuation allowance to reflect the likelihood of the realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes totaling approximately $1,300 at November 30, 2010, expiring through 2030. U.S. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at November 30, 2010 are approximately as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$(500)
Total deferred tax assets	500
Less: valuation allowance	(500)
Net deferred tax asset recorded	$-

The valuation allowance at September 13, 2010 (Inception) was $0. The net change in valuation allowance during the period ended November 30, 2010 was an increase of approximately $500.

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of November 30, 2010.

The actual tax benefit differs from the expected tax benefit for the period ended November 30, 2010 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 5.5% for State income taxes, a blended rate of 37.63%) as follows:

Expected tax expense (benefit) – Federal	$(430)
Expected tax expense (benefit) – State	(70)
Change in valuation allowance	500
Actual tax expense (benefit)	$-

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

Note 4 Notes Payable – Related Parties

During November 2010, the Company’s Chief Executive Officer advanced $10,927. The loan bears interest at 4%, is unsecured and due on demand.

During November 2010, the Company’s Director advanced $10,000. The loan bears interest at 4%, is unsecured and due on demand.

Note 5 Stockholders’ Deficit

On September 13, 2010, the Company issued 10,000 shares of common stock to its founders for $1 ($0.0001/share).  On January 5, 2011, in connection with the redomiciling to Nevada, these shares were cancelled for no consideration.

Note 6 Related Party Transactions

License Agreement – Former Affiliate of Chief Executive Officer

On November 30, 2010, the Company entered into an exclusive license agreement with a company that is a former affiliate of the Company’s Chief Executive Officer.  The license gives the Company the right to utilize all Intellectual Property rights (“IP”) and technology licenses to produce high-density short rotation biomass energy crops on an exclusive basis in the United States, Central America, Mexico, Guam and Cuba in perpetuity.

The Company has agreed to pay a royalty fee, as a percentage, of gross revenue as follows:

8% of the first $50,000,000 of gross revenue;

3% of the second $50,000,000 of gross revenue; and

1% of anything in excess of $100,000,000

If the former affiliate company charges a lesser percentage to another entity, then the first $50,000,000 will be decreased to the lowest percentage charged.

No such transactions have occurred as of November 30, 2010 and through February 7, 2011.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of November 30, 2010 and February 2, 2011, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

(A)  Notes Payable – Related Party

During January 2011, the Company’s Chief Executive Officer advanced $483. The loan bears interest at 4%, is unsecured and due on demand.

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

(B)  Stock Issuances

(1)  Preferred Stock

On January 28, 2011, the Company issued one share of Series A, preferred stock for $1.  This series of preferred stock had a provision that the holder of the one share, a related party controlled by the Company’s Chief Executive Officer and a Director, can vote 50.1% of the total votes.  There are no preferences, dividends, or conversion rights.

(2)  Common Stock

In January and February 2011, the Company issued the following shares for cash and services:

Type	Quantity	Valuation	Range of Value per share
Cash	40,800,000	$303,960	$0.0001 – 0.25
Cash – related party	44,300,000	4,430	$0.0001 – 0.25
License agreement	1,000,000	250,000	$0.25
Services	4,150,000	50,000	$0.012
Total	90,250,000	$608,390

In connection with the stock issued for services rendered, the Company determined fair value based upon the value of the services provided, which was the most readily available evidence.

The service provider also received 1-year warrants for 1,000,000 shares, with an exercise price of $1 per share.  The warrants were granted for services rendered. The warrants have a fair value of $60,800, based upon the black-scholes option-pricing model.  The Company used the following weighted average assumptions:

Expected dividends	0%
Expected volatility	150%
Expected term	1 year
Risk free interest rate	0.28%
Expected forfeitures	0%

In connection with the stock issued for the license agreement, the following occurred:

On January 27, 2011, an agreement was executed with Green Oil Plantations Ltd. and their affiliates (“Green Oil”) for an exclusive license of fifty years in exchange for 1,000,000 shares of common stock, having a fair value of $250,000 ($0.25/share), based upon recent cash offerings to third parties, to utilize Green Oil’s licensed technologies and turnkey model for growing energy crops in North America, South America, Central America and the Caribbean.

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

The Company has agreed to pay a royalty fee, as a percentage, of gross revenue as follows:

5% of the first $50,000,000 of gross revenue;

3% of the second $50,000,000 of gross revenue; and

1% of anything in excess of $100,000,000

If the Green Oil charges a lesser percentage to another entity, then the first $50,000,000 will be decreased to the lowest percentage charged.

No such transactions have occurred as of November 30, 2010 and through February 2, 2011.

(C) Formation of Subsidiaries

On January 14, 2011, the Company formed Global Energy Crops Corporation (“GECC”), a 100% wholly owned subsidiary.  GECC intends to:

-	Produce seedlings for global distribution and utilization,

-	Seek financing from US aid and similar organizations for energy crop growing projects in third world countries for the conversion to electricity and biofuels,

-	Joint venture with both international and smaller technology companies who are currently producing electricity and biofuels wherein GECC intends to provide biomass feedstock, and

-	Execute supply chain contracts with major buyers of energy crop products including electricity and biofuels.

On January 27, 2011, the Company formed Green Oil Plantations Americas, Inc. (“Green Oil”), a 100% wholly owned subsidiary as the operating company for the exclusive license agreement with Green Oil Plantations, Ltd. (See Note 8(B)(2))

Both of the above subsidiaries are currently inactive except for their formation.

BioPower Operations Corporation
(A Development Stage Company)
Notes to Financial Statements
November 30, 2010

(C)  Commitments

Employment Agreements – Officers and Directors

In January 2011, the Company executed employment agreements with certain officers and directors (three individuals) containing the following provisions:

Term of contract	2-5 years
Salary	$125,000 - $200,000
Salary deferral	All salaries will be accrued until the Company has raised $2,500,000.

BIOPOWER OPERATIONS CORPORATION

Up to 10,000,000 Shares of Common Stock at $0.50 per share via a Direct Public Offering

17, 250,000 Shares of Common Stock from Existing Stockholders

Dealer Prospectus Delivery Obligation

Securities offered through this Prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

The date of this Prospectus is February, 2011

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The approximate costs of the issuance and distribution of the securities to be registered are as follows:

Expenditure Item	Amount
Costs of drafting Prospectus, including legal opinion and audit	$32,500
SEC Registration and Blue Sky Registration	$5,000
Printing Costs and Miscellaneous Expenses	2,750
Total	$40,250

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and the Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  Our Articles of Incorporation do not specifically limit the directors’ immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with us or our stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law, or (d) is required to be made pursuant to our Bylaws.

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by us to our officers except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities during January, 2011,  without registering such securities under the Securities Act of 1933, as amended.

During January, 2011, we sold a total of 83,900,000 shares of our common stock in a private offering to twenty-five (25) stockholders, 32,500,000 of which were to a director and officer of the Company and 39,900,000 to related parties which the officer and director disclaim beneficial ownership, at a price of $0.0001 per common share for proceeds of $8,390.  On February 2, 2011, a further private offering was completed, under which 1,200,000 shares of our common stock were accepted by subscription at a price of $0.25 per share to five (5) stockholders for total proceeds of $300,000.

Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  No underwriters were used, and no commissions were paid. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he or she was purchasing the securities for his or her own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

The following table provides details of all stock sales transactions that have taken place during the period from our formation, to the date of this Registration Statement.

Stock Purchaser’s Name	Date of Purchase	Total Number of Shares Purchased	Issuance Exemption
Robert Kohn	January 18, 2011	18,475,000	Reg D (1)
Fox Irrevocable Trust	January 18, 2011	4,150,000	Reg D (1)
Janet Kohn	January 18, 2011	4,150,000	Reg D (1)
Jessica Leopold Irrevocable Trust	January 18, 2011	4,150,000	Reg D (1)
Marvin Friedman	January 18, 2011	50,000	Reg D (1)
Ford Irrevocable Trust	January 18, 2011	4,150,000	Reg D (1)
West Coast Florida Farms Inc.	January 18, 2011	3,000,000	Reg D (1)
Midnight Sun Global Trading	January 18, 2011	2,500,000	Reg D (1)
TipTop Trust	January 18, 2011	4,150,000	Reg D (1)
Dale Shepherd	January 18, 2011	1,000,000	Reg D (1)
Edward Johnson	January 18, 2011	1,000,000	Reg D (1)
Noslen, LLC	January 18, 2011	4,150,000	Reg D (1)
E10ST LLC	January 18, 2011	4,150,000	Reg D (1)
Riskless Partners LLC	January 18, 2011	14,025,000	Reg D (1)
JB Persistance, LLC	January 18, 2011	4,150,000	Reg D (1)
Libby Comras	January 18, 2011	300,000	Reg D (1)
Cohen Family 2011 IRR Trust Agreement dated Jan 11, 2011	January 18, 2011	4,150,000	Reg D (1)
David B. Cohen 2011 IRR Trust Agreement dated Jan 11 2011	January 18, 2011	4,150,000	Reg D (1)
Maria Mejas	January 18, 2011	50,000	Reg D (1)
Marnie Cohen	January 18, 2011	3,000,000	Reg D (1)
Total Shares at $.0001		83,900,000
Russell Grossman IRR Trust	February 2, 2011	800,000	Reg D (1)
David Samuels	February 2, 2011	100,000	Reg D (1)
Robert Reiner	February 2, 2011	100,000	Reg D (1)
Richard Reiner	February 2, 2011	100,000	Reg D (1)
J & JP LLC	February 2, 2011	100,000	Reg D (1)
Total Shares at $0.25		1,200,000
Total Shares Purchased		85,100,000

(1) Shares issued under the Regulation D exemption were exempt from registration pursuant to Rule 506 of Regulation D, promulgated by the SEC under the Securities Act of 1933.  Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising.  The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.  Each purchaser represented to us that he was purchasing the securities for his own account and not for the account of any other persons.  Each purchaser was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. No commissions or finder’s fees were paid by the Company in connection with the issuance of these shares.

EXHIBITS

Number	Description

3.1	Articles of Incorporation	Filed herewith

3.1(a)	Amendment to Articles of Incorporation	Filed herewith

3.1(b)	Certificate of Designation of the Rights, Preferences and Privileges
	Of Series A Preferred Stock of BioPower Operations Corporation	Filed herewith

3.2	Bylaws	Filed herewith

4.1	Specimen of Stock Certificate	Filed herewith

5.1	Legal Opinion & Consent of Attorney	Filed herewith

10.1	Employment Agreement between Robert Kohn and the Company dated January 5, 2011.	Filed herewith

10.2	Employment Agreement between Bonnie Nelson and the Company dated January 5, 2011.	Filed herewith

10.3	Employment Agreement between Dale Shepherd and the Company dated January 5, 2011.	Filed Herewith

10.4	Form of One-Year Lock Up Agreement	Filed herewith

10.5	Form of Two-Year Lock Up Agreement	Filed herewith

10.6	Exclusive License Agreement between Clenergen Corporation and BioPower Corporation, dated November 30, 2010	Filed herewith

10.7	Form of Subscription Agreement for Offering	Filed herewith

10.8	Exclusive Fully Paid Up License Agreement between Green Oil Plantations LTD.	Filed herewith
and BioPower Operations Corporation

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Gersten Savage LLP (included in Exhibit 5.1)	Filed herewith

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)	If the Company is relying on Rule 430B:
(i)
Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)
If the Company is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coconut Creek, Florida on February 9, 2011.

BIOPOWER

By:	/s/ Robert Kohn
Name:	Robert Kohn
Title:	Principal Executive Officer, Director, , Chief Financial Officer, Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date:	February 9, 2011	By:	/s/ Robert Kohn
		Name:	Robert Kohn
		Title:	Chief Executive Officer, Director, Chief Financial Officer, Secretary

Date:	February 9, 2011	By:	/s/ Dale Shepherd
		Name:	Dale Shepherd
		Title:	President and Chief Operating Officer, Treasurer,

Date:	February 9, 2011	By:	/s/Bonnie Nelson
		Name:	Bonnie Nelson
		Title:	Director of Business Strategy and Director